Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS FULL YEAR 2020 RESULTS AND RECORD FOURTH QUARTER 2020 RESULTS
Fourth Quarter 2020 Highlights
•Record sales of $321.1 million
•Organic sales growth for Distribution (21%) and Water Systems (4%)
•Gross profit margin as a percent of sales increased 300 basis points
•Record GAAP operating income of $34.4 million, increasing 20% from the prior year
•Successful completion of the Gicon Pumps and Equipment acquisition; expected to drive meaningful growth for Distribution

Full Year 2020 Highlights
•Full year 2020 Sales were $1,247.3 million.
•GAAP earnings per share of $2.14, a 5% increase from the prior year
•Full year 2020 cash flow from operating activities was a record of $212 million and free cash flow conversion of net income was 187%

Fort Wayne, IN – February 16, 2021 – Franklin Electric Co. Inc. today announced fourth quarter and full year financial results for fiscal year 2020.

Fourth quarter 2020 sales were $321.1 million, compared to fourth quarter 2019 sales of $320.1 million. Fourth quarter 2020 operating income was $34.4 million, compared to fourth quarter operating income in 2019 of $28.6 million.

Fourth quarter 2020 GAAP fully diluted earnings per share (EPS) was $0.57, versus GAAP fully diluted EPS in the fourth quarter 2019 of $0.42. Fourth quarter 2020 EPS before the impact of restructuring expenses was $0.57 compared to fourth quarter 2019 EPS before restructuring of $0.43 (see table below for a reconciliation of GAAP EPS to EPS before restructuring).

Full year 2020 sales were $1,247.3 million, compared to full year 2019 sales of $1,314.6 million. Full year 2020 operating income was $130.5 million, compared to full year 2019 operating income of $127.1 million.

Full year 2020 GAAP fully diluted earnings per share (EPS) was $2.14, versus a GAAP fully diluted EPS in 2019 of $2.03. Full year 2020 EPS before the impact of restructuring expenses was $2.18 compared to 2019 EPS before restructuring of $2.07 (see table below for a reconciliation of GAAP EPS to EPS before restructuring).

“We ended 2020 strong, delivering record fourth quarter 2020 sales and earnings. Our Water Systems business continued to rebound from the slowdown driven by the pandemic earlier in the year to post 4 percent organic sales growth in the fourth quarter, alongside record operating income and operating income margin. Further, our Distribution business achieved profitability in the fourth quarter for the first time in its history supported by organic sales growth of 21 percent. We also continued to advance our acquisition strategy with the completion of two strategic acquisitions in the fourth quarter, one in the Water Treatment space in Canada and another with a critical groundwater distribution entity in central

Texas. We are confident that each offers a great new growth platform for 2021,” commented Gregg Sengstack, Franklin Electric’s Chairperson and Chief Executive Officer.

“Given the incredible challenges we faced in 2020, I am extremely proud of the dedication and execution of our global team. We gained momentum towards the end of 2020 and are poised to capitalize on the strong tailwinds that have materialized in the Water end markets we serve. Our strategy to grow as a global provider of water and fuel systems, through geographic expansion and product line extensions, leveraging our global platform and competency in system design, is working. We see many growth opportunities ahead of us and look forward to continuing to drive strong performance in the years ahead,” concluded Sengstack.

Segment Summaries

Water Systems sales were $189.3 million in the fourth quarter 2020, an increase of $1.1 million versus the fourth quarter 2019. Water Systems sales, excluding acquisitions and the impact of foreign currency translation, were up about 4 percent compared to the fourth quarter 2019. Sales of groundwater pumping equipment and sales of surface pumping equipment increased due to strong end market demand. These increases were partially offset by lower sales of dewatering equipment, which were down by about 24 percent, due to lower sales in the rental channel. In 2020, Water Systems operating income was a record for any fourth quarter at $30.4 million driven by price realization, product sales mix and cost management. Fourth quarter 2019 Water Systems operating income was $24.5 million.

Fueling Systems sales were $65.5 million in the fourth quarter 2020, a decrease of $11.8 million versus the fourth quarter 2019. Fueling Systems sales in the U.S. and Canada decreased by about 13 percent compared to the fourth quarter 2019. The decrease was due to declining demand for new filling stations. Outside the U.S. and Canada, Fueling Systems revenues declined by about 21 percent, driven primarily by lower sales in China. Fueling Systems operating income was $18.8 million in the fourth quarter of 2020, compared to $20.2 million in the fourth quarter of 2019 driven almost entirely by lower revenues.

Distribution sales were a record at $77.9 million in the fourth quarter 2020. The Distribution segment organic sales increased 21 percent compared to the fourth quarter of 2019. Favorable weather conditions versus last year contributed to the revenue growth. The Distribution segment operating income was a record at $0.5 million in the fourth quarter of 2020.

Cash Flow

Full Year 2020 Free Cash Flow from Operations was $189 million and 187 percent of Net Income versus $157 million and 163 percent of net income in 2019. Free cash flow increased primarily due to a 200-basis point improvement in working capital as a percent of trailing twelve-month sales. Free Cash Flow is Net Cash Flows from Operating Activities, less net additions to property, plant, and equipment.

2021 Guidance

The Company expects its full year 2021 sales to be in the range of $1.365 billion to $1.395 billion and full year 2021 earnings per share before restructuring expenses to be in the range from $2.50 to $2.75. The Company expects full year 2021 free cash flow conversion to exceed 115 percent of net income.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The fourth quarter and fiscal year 2020 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/dn9qs2nn

If you intend to ask questions during the call, please dial in using 877.643.7158 for domestic calls and 914.495.8565 for international calls. The conference ID is: 2573897.

A replay of the conference call will be available Tuesday, February 16, 2021 at 12:00 noon ET through noon ET on Tuesday, February 23, 2021, by dialing 855.859.2056 for domestic calls and 404.537.3406 for international calls. The replay passcode is: 2573897.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

Franklin Electric Contact:

John J. Haines
Franklin Electric Co., Inc.
260-824-2900
Email: jhaines@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Fourth Quarter Ended		Fiscal Year End
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net sales	$321,106	$320,107	$1,247,331	$1,314,578
Cost of sales	209,703	218,851	814,192	886,475
Gross profit	111,403	101,256	433,139	428,103
Selling, general, and administrative expenses	76,713	71,870	300,122	298,451
Restructuring expense	317	784	2,506	2,519
Operating income	34,373	28,602	130,511	127,133
Interest expense	(1,131)	(1,571)	(4,627)	(8,245)
Other income/(expense), net	267	(109)	(795)	(412)
Foreign exchange income/(expense)	(1,308)	(3,807)	(1,392)	(1,641)
Income before income taxes	32,201	23,115	123,697	116,835
Income tax (benefit)/ expense	5,213	3,130	22,540	20,836
Net income	$26,988	$19,985	$101,157	$95,999
Less: Net (income)/loss attributable to noncontrolling interests	(194)	(210)	(697)	(516)
Net income attributable to Franklin Electric Co., Inc.	$26,794	$19,775	$100,460	$95,483

Income per share:
Basic	$0.58	$0.42	$2.16	$2.04
Diluted	$0.57	$0.42	$2.14	$2.03

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	December 31, 2020	December 31, 2019
ASSETS

Cash and equivalents	$130,787	$64,405
Receivables (net)	159,827	173,327
Inventories	300,932	300,246
Other current assets	27,708	29,466
Total current assets	619,254	567,444

Property, plant, and equipment, net	209,021	201,328
Right-of-use asset, net	31,954	27,621
Goodwill and other assets	412,078	398,350
Total assets	$1,272,307	$1,194,743

LIABILITIES AND EQUITY

Accounts payable	$95,903	$82,593
Accrued expenses and other current liabilities	94,160	71,454
Current lease liability	11,090	9,838
Current maturities of long-term debt and short-term borrowings	2,551	21,879
Total current liabilities	203,704	185,764

Long-term debt	91,966	93,141
Long-term lease liability	20,866	17,785
Income taxes payable non-current	11,965	11,965
Deferred income taxes	25,671	27,598
Employee benefit plans	44,443	38,288
Other long-term liabilities	23,988	21,769

Redeemable noncontrolling interest	(245)	(236)

Total equity	849,949	798,669
Total liabilities and equity	$1,272,307	$1,194,743

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
(In thousands)
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$101,157	$95,999
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	36,488	36,977
Non-cash lease expense	11,699	11,699
Share-based compensation	10,066	8,957
Other	(1,635)	(34)
Changes in assets and liabilities:
Receivables	22,053	1,076
Inventory	13,144	17,228
Accounts payable and accrued expenses	20,519	6,770
Operating leases	(11,698)	(11,698)
Other	10,061	10,702
Net cash flows from operating activities	211,854	177,676

Cash flows from investing activities:
Additions to property, plant, and equipment	(22,856)	(21,855)
Proceeds from sale of property, plant, and equipment	34	866
Acquisitions and investments	(55,915)	(20,827)
Other investing activities	(74)	10
Net cash flows from investing activities	(78,811)	(41,806)

Cash flows from financing activities:
Change in debt	(21,073)	(90,943)
Proceeds from issuance of common stock	3,721	3,194
Purchases of common stock	(19,553)	(10,741)
Dividends paid	(29,675)	(27,671)
Purchase of redeemable non-controlling shares	—	(487)
Net cash flows from financing activities	(66,580)	(126,648)
Effect of exchange rate changes on cash	(81)	(3,990)
Net change in cash and equivalents	66,382	5,232
Cash and equivalents at beginning of period	64,405	59,173
Cash and equivalents at end of period	$130,787	$64,405

Key Performance Indicators: Earnings Per Share Calculations

Earnings Before and After Restructuring	For the Fourth Quarter			For the Full Year of
(in millions)	2020	2019	Change	2020	2019	Change

Net Income attributable to FE Co., Inc. Reported	$26.8	$19.8	35%	$100.5	$95.5	5%
Allocated Earnings	$(0.2)	$(0.2)		$(0.7)	$(0.7)
Earnings for EPS Calculations	$26.6	$19.6	36%	$99.8	$94.8	5%

Restructuring (before tax):	$0.3	$0.8		$2.5	$2.5

Restructuring, net of tax:	$0.2	$0.6		$2.0	$2.0

Earnings Before Restructuring	$26.8	$20.2	33%	$101.8	$96.8	5%

Earnings Per Share	For the Fourth Quarter			For the Full Year of
Before and After Restructuring	2020	2019	Change	2020	2019	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	46.8	46.8	—%	46.7	46.8	—%

Fully Diluted Earnings Per Share (“EPS”) Reported	$0.57	$0.42	36%	$2.14	$2.03	5%

Restructuring Per Share, net of tax	$—	$0.01		$0.04	$0.04

Fully Diluted EPS Before Restructuring	$0.57	$0.43	33%	$2.18	$2.07	5%

Key Performance Indicators: Sales Summary

	Net Sales For the Fourth Quarter
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
Q4 2019	$92.5	$33.7	$38.1	$23.9	$188.2	$77.3	$64.4	$(9.8)	$320.1
Q4 2020	$94.1	$36.0	$41.3	$17.9	$189.3	$65.5	$77.9	$(11.6)	$321.1
Change	$1.6	$2.3	$3.2	$(6.0)	$1.1	$(11.8)	$13.5	$(1.8)	$1.0
% Change	2%	7%	8%	(25)%	1%	(15)%	21%		—%

Foreign currency translation	$0.1	$(8.0)	$(2.5)	$0.6	$(9.8)	$0.9	$—
% Change	—%	(24)%	(7)%	3%	(5)%	1%	—%

Acquisitions	$4.1	$—	$—	$—	$4.1	$—	$—

Volume/Price	$(2.6)	$10.3	$5.7	$(6.6)	$6.8	$(12.7)	$13.5
% Change	(3)%	31%	15%	(28)%	4%	(16)%	21%

	Net Sales For the Full Year
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
FY 2019	$419.9	$124.2	$155.6	$81.8	$781.5	$293.6	$291.8	$(52.3)	$1,314.6
FY 2020	$388.5	$118.5	$156.8	$70.9	$734.7	$245.1	$328.4	$(60.9)	$1,247.3
Change	$(31.4)	$(5.7)	$1.2	$(10.9)	$(46.8)	$(48.5)	$36.6	$(8.6)	$(67.3)
% Change	(7)%	(5)%	1%	(13)%	(6)%	(17)%	13%		(5)%

Foreign currency translation	$(0.7)	$(28.3)	$(10.8)	$(0.2)	$(40)	$0.4	$—
% Change	—%	(23)%	(7)%	—%	(5)%	—%	—%

Acquisitions	$12.8	$—	$—	$—	$12.8	$—	$—

Volume/Price	$(43.5)	$22.6	$12.0	$(10.7)	$(19.6)	$(48.9)	$36.6
% Change	(10)%	18%	8%	(13)%	(3)%	(17)%	13%

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Fourth Quarter 2020
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$30.4	$18.8	$0.5	$(15.3)	$34.4
% Operating Income To Net Sales	16.1%	28.7%	0.6%		10.7%

Restructuring	$0.3	$—	$—	$—	$0.3
Operating Income/(Loss) Before Restructuring	$30.7	$18.8	$0.5	$(15.3)	$34.7
% Operating Income to Net Sales Before Restructuring	16.2%	28.7%	0.6%		10.8%

Operating Income and Margins
(in millions)	For the Fourth Quarter 2019
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$24.5	$20.2	$(2.5)	$(13.6)	$28.6
% Operating Income To Net Sales	13.0%	26.1%	(3.9)%		8.9%

Restructuring	$0.8	$—	$—	$—	$0.8
Operating Income/(Loss) Before Restructuring	$25.3	$20.2	$(2.5)	$(13.6)	$29.4
% Operating Income to Net Sales Before Restructuring	13.4%	26.1%	(3.9)%		9.2%

Operating Income and Margins
(in millions)	For the Full Year of 2020
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$114.4	$63.4	$11.5	$(58.8)	$130.5
% Operating Income To Net Sales	15.6%	25.9%	3.5%		10.5%

Restructuring	$2.3	$0.1	$0.1	$—	$2.5
Operating Income/(Loss) Before Restructuring	$116.7	$63.5	$11.6	$(58.8)	$133.0
% Operating Income to Net Sales Before Restructuring	15.9%	25.9%	3.5%		10.7%

Operating Income and Margins
(in millions)	For the Full Year of 2019
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$103.0	$75.8	$3.6	$(55.3)	$127.1
% Operating Income To Net Sales	13.2%	25.8%	1.2%		9.7%

Restructuring	$1.7	$—	$0.8	$—	$2.5
Operating Income/(Loss) Before Restructuring	$104.7	$75.8	$4.4	$(55.3)	$129.6
% Operating Income to Net Sales Before Restructuring	13.4%	25.8%	1.5%		9.9%